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                                                                    Exhibit 12.1

Statement Re Computation of Ratio of Earnings to Fixed Charges

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

                                                                       31-Dec      30-Dec      29-Dec      31-Mar      30-Mar
                                                1998        1999        2000        2001        2002        2002        2003
                                               ------      ------      ------      ------      ------      ------      ------
Earnings:
Pre-tax income (excluding equity
  income of affiliates)                        24,911      31,103      20,856      24,865      28,933       6,069       7,832

Fixed Charges:
Interest Expense                                   42       1,104       4,801       3,597       3,737         848       3,003
 Interest component of operating leases         6,747      16,500      19,734      21,443      18,685       4,768       3,350
 Amortization of deferred financing costs          --          --          --          --          --          --         120
                                               ------      ------      ------      ------      ------      ------      ------
      Total Fixed Charges                       6,789      17,604      24,535      25,040      22,422       5,616       6,473
                                               ------      ------      ------      ------      ------      ------      ------

Earnings + Fixed Charges                       31,700      48,707      45,391      49,905      51,355      11,685      14,305

                                               ------      ------      ------      ------      ------      ------      ------
Ratio of Earnings to Fixed Charges               4.67        2.77        1.85        1.99        2.29        2.08        2.21
                                               ------      ------      ------      ------      ------      ------      ------


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